Exhibit 99.1

Repurchased 1.1 million shares in 2012 Capital Ratios 1 4 • Since 2011, increased quarterly dividend from $0.07/share to $ 0.19/share; target payout ratio is 45 - 50% • Repurchased 4.4 million shares over past 4 years • As of December 31, 2015, approximately $21.1 million remaining on $25 million stock buyback authorization – expires on December 31, 2016 Repurchased 500,000 shares In 2013 Repurchased 2.1 million shares in 2014 Repurchased 0.7 million shares in 2015 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 2010 2011 2012 2013 2014 2015 14.68% 14.51% 14.57% 14.17% 13.38% 12.46% 8.22% 8.91% 8.96% 8.93% 9.27% 9.20% Total risk-based capital Tangible Equity/Tangible Assets